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EXHIBIT 2.2
                              CERTIFICATE OF MERGER
                                       OF
                                 SANJAY HARYAMA
                                       AND
                         HY-TECH TECHNOLOGY GROUP, INC.

         It is hereby certified that:

                  1. The constituent business corporations participating in the merger herein certified are:

                           (i) Sanjay Haryama,  which is incorporated  under the
laws of the State of Wyoming;
and
                           (ii)  HY-Tech   Technology  Group,   Inc.,  which  is
incorporated under the laws of the
State of Delaware.

                  2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Sanjay Haryama in accordance with the laws of the State of its incorporation and by HY-Tech Technology Group, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

                  3. The name of the surviving corporation in the merger herein certified is HY-Tech Technology Group, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  4. The Certificate of Incorporation of HY-Tech Technology Group, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

                  5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 1840 Boy Scout Drive, Fort Myers, FL 33907-2113.

                  6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.
Dated: April 21, 2003.


SANJAY HARYAMA                                HY-TECH TECHNOLOGY GROUP, INC.



By:                                           By:
      ----------------------------------        ----------------------------
      Jay Hand, President and Secretary             Gary F. McNear, CEO


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